MUTUAL FUND SERIES TRUST

Amendment No. 35 to Agreement and Declaration of Trust

The undersigned President and Principal Executive Officer of Mutual Fund Series Trust (the “Trust”) hereby certifies that the following resolution was adopted by the Board of Trustees (the “Board”) of the Trust at a meeting of the Board on May 21, 2015.

Pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Trust, a majority of the trustees of the Trust, amended in its entirety the first paragraph of Section 4.2, to read as follows:

Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees establish and designate the following Series of Shares of the Trust (each a “Series”) and as to each Series, the Trustees establish and designate Classes of Shares as indicated below:

Designated Series	Designated Classes for each Series
AlphaCentric Asset Rotation Fund Class A, C, and I
AlphaCentric Bond Rotation Fund Class A, C, and I
AlphaCentric Income Opportunities Fund Class A, C and I
AlphaCentric Smart Money Fund Class A, C and I
Camelot Excalibur Small Cap Income Fund Class A, C, and I
Camelot Premium Return Fund Class A, C and I
Catalyst Activist Investor Fund Class A, C, and I
Catalyst/Auctos Managed Futures Multi-Strategy Fund Class A, C and I
Catalyst Insider Long/Short Fund Class A, C, and I
Catalyst Insider Buying Fund Class A, C, and I
Catalyst Insider Income Fund Class A, C, and I
Catalyst Intelligent Alternative Fund Class A, C, and I
Catalyst IPOx Allocation Fund Class A, C and I
Catalyst Hedged Commodity Strategy Fund Class A, C and I
Catalyst Hedged Futures Strategy Fund Class A, C, and I
Catalyst Hedged Insider Buying Fund Class A, C, and I
Catalyst Macro Strategy Fund Class A, C, and I
Catalyst Small Cap Insider Buying Fund Class A, C, and I
Catalyst Dynamic Alpha Fund Class A, C, and I
Catalyst/CP Focus Large Cap Fund Class A, C, and I
Catalyst/CP Focus Mid Cap Fund Class A, C, and I
Catalyst/CP World Equity Fund Class A, C, and I
Catalyst/EquityCompass Buyback Strategies Fund Class A, C, and I
Catalyst/Groesbeck Aggressive Growth Fund Class A, C, and I
Catalyst/Groesbeck Growth of Income Fund Class A, C, and I
Catalyst/Lyons Hedged Premium Return Fund Class A, C, and I

Catalyst/Lyons Tactical Allocation Fund Class A, C, and I
Catalyst/MAP Global Total Return Income Fund Class A, C, and I
Catalyst/MAP Global Capital Appreciation Fund Class A, C, and I
Catalyst MLP & Infrastructure Fund Class A, C and I
Catalyst/Princeton Floating Rate Income Fund Class A, C, and I
Catalyst/Princeton Hedged Income Fund Class A, C, and I
Catalyst/Princeton Credit Opportunity Fund Class A, C and I
Catalyst/Stone Beach Income Opportunity Fund Class A, C, and I
Catalyst/SMH High Income Fund Class A, C, and I
Catalyst/SMH Total Return Income Fund Class A, C, and I
Catalyst Time Value Trading Fund Class A, C, and I
Day Hagan Tactical Allocation Fund of ETFs Class A, C and I
Day Hagan Tactical Dividend Fund Class A, C and I
Empiric 2500 Fund Class A and C
Eventide Gilead Fund Class A, C, N and I
Eventide Healthcare & Life Sciences Fund Class A, C, N and I
Eventide Multi-Asset Income Fund Class A, C, N and I
JAG Large Cap Growth Fund Class A, C, and I
KF Griffin Blue Chip Covered Call Fund Class A, C and I
SMH Representation Trust N/A
SignalPoint Global Alpha Fund Class A, C, and I

The above paragraph shall supersede and take the place of the existing first paragraph for Section 4.2 of the Agreement and Declaration of Trust.

Subsections (a) through (l) of Section 4.2 of the Agreement and Declaration of Trust of Mutual Fund Series Trust are hereby incorporated by reference.

Date: July 14, 2015
/s/ Jerry Szilagyi Jerry Szilagyi, President and Principal Executive Officer of the Trust